Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of QuickLogic Corporation and Subsidiaries (collectively, the “Company”) of our report dated March 27, 2026, relating to the consolidated financial statements, which appear in the Company’s Annual Report on Form 10-K for the year ended December 28, 2025.

/s/ Frank, Rimerman + Co. LLP

San Francisco, California

October 13, 2026